Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2021 Results

NASHVILLE, Tenn. (February 24, 2022) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the three months and year ended December 31, 2021.

Fourth Quarter 2021 Highlights and Recent Developments:

•	Q4 2021 Net Loss available to common shareholders of $(6.0) million improved sequentially by 30.0% from Q3 2021.

•	Q4 2021 consolidated Adjusted EBITDAre of $85.6 million driven by strong leisure occupancy and ADR.

•	Despite larger than expected group cancellations driven by Delta and Omicron variants, occupancy for the Hospitality segment was 53.0% in Q4 2021, with nearly 236,000 group room nights traveling during the quarter representing 46.4% of total occupancy.

•	The Company collected $20.5 million in cancellation and attrition fees in Q4 2021 bringing full year collections to $48.5 million.

•	Strong ADR performance across our five Gaylord Hotels, with ADR reaching almost $247 per night in Q4 2021, an increase of 17.7% compared to the Q4 2020 and 19.6% compared to Q4 2019.

•	Gross Advanced Group Room Bookings in full year 2021 of 2.5 million room nights for all future years, represents a 10.8% increase over 2020 and a decrease of 8.7% compared to 2019.

•	Early in Q4 2021, the Company announced a proposed transaction to acquire Block 21, a mixed-use entertainment complex in Austin Texas with an expected closing to be by the end of the Q1 2022.

•	Today the Company expanded its Board of Directors to 10 members and appointed Michael Roth and Mark Fioravanti to the Board.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We believe that our fourth quarter and full year performance has demonstrated once again that we have built a powerful and nimble business positioned to thrive in the face of uncertainty. While the Delta and Omicron variants created headwinds, we are pleased to note improvement in group travel as compared to 2020 and encouraging trends for future periods as national health conditions improve. Leisure demand was a bright spot throughout the year for our hospitality and entertainment businesses and contributed to full year results that exceeded our internal expectations. The significant capital investments we have made across our hotel portfolio over the last several years in upscale amenities and unique leisure offerings, such as our world-class SoundWaves resort amenity, have created additional growth opportunities and further differentiate our product versus the competition allowing us to sustain continued rate growth by delivering added value to our customers. Despite experiencing occupancy levels well below 2019 levels for the same period, our hotel operators delivered impressive Adjusted EBITDAre performance, thanks in part to the flexibility of our unique model.”

Fourth Quarter and Full Year 2021 Results (as compared to Fourth Quarter and Full Year 2020):

	Three Months Ended				Twelve Months Ended
Consolidated Results	December 31,				December 31,
($ in thousands, except per share amounts)	2021	2020	% ∆		2021	2020	% ∆
Total Revenue	$377,431	$126,515	198.3%		$939,373	$524,475	79.1%

Operating income (loss)(1)	$26,134	$(64,680)	140.4%		$(58,675)	$(303,831)	80.7%
Operating income (loss) margin	6.9%	-51.1%	58.0	pt	-6.2%	-57.9%	51.7	pt

Net loss available to common shareholders (1) (2) (3)	$(5,980)	$(79,724)	92.5%		$(176,966)	$(417,391)	57.6%
Net loss available to common shareholders margin	-1.6%	-63.0%	61.4	pt	-18.8%	-79.6%	60.8	pt
Net loss available to common shareholders per diluted share	$(0.11)	$(1.45)	92.4%		$(3.21)	$(7.59)	57.7%

Adjusted EBITDAre	$85,641	$(6,633)	1391.1%		$177,339	$(40,279)	540.3%
Adjusted EBITDAre margin	22.7%	-5.2%	27.9	pt	18.9%	-7.7%	26.6	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$85,641	$(5,534)	1647.5%		$178,356	$(44,268)	502.9%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	22.7%	-4.4%	27.1	pt	19.0%	-8.4%	27.4	pt

Funds From Operations (FFO) available to common shareholders and unit holders (1) (2) (3)	$50,238	$(34,421)	246.0%		$30,915	$(236,577)	113.1%
FFO available to common shareholders and unit holders per diluted share/unit	$0.91	$(0.62)	246.8%		$0.56	$(4.29)	113.1%

Adjusted FFO available to common shareholders and unit holders	$52,069	$(31,042)	267.7%		$52,030	$(149,598)	134.8%
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.94	$(0.56)	267.9%		$0.94	$(2.71)	134.7%

(1)	For the twelve months ended December 31, 2020, includes approximately $32.8 million for credit losses on held-to-maturity securities.
(2)	For the twelve months ended December 31, 2020, includes $26.7 million in expense for income tax valuation allowances.
(3)	For the twelve months ended December 31, 2020, includes $15.0 million of expense related to the forfeiture of the earnest money deposit associated with the previously terminated potential acquisition of Block 21.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Hospitality Revenue (1)	$323,240	$112,091	188.4%		$786,583	$466,045	68.8%

Hospitality Operating income (loss) (1) (2) (5)	$27,833	$(50,389)	155.2%		$(38,427)	$(236,790)	83.8%
Hospitality Operating income/(loss) margin (1) (2) (5)	8.6%	-45.0%	53.6	pt	-4.9%	-50.8%	45.9	pt
Hospitality Adjusted EBITDAre (1) (5)	$82,343	$1,791	4497.6%		$175,648	$6,701	2521.2%
Hospitality Adjusted EBITDAre margin (1) (5)	25.5%	1.6%	23.9	pt	22.3%	1.4%	20.9	pt

Hospitality Performance Metrics (1) (3)
Occupancy	53.0%	19.6%	33.4	pt	39.5%	23.2%	16.3	pt
Average Daily Rate (ADR)	$246.96	$209.81	17.7%		$221.33	$200.02	10.7%
RevPAR	$131.00	$41.18	218.1%		$87.53	$46.41	88.6%
Total RevPAR	$337.44	$120.51	180.0%		$209.34	$125.95	66.2%

Gross Definite Rooms Nights Booked	993,543	569,978	74.3%		2,504,975	2,260,761	10.8%
Net Definite Rooms Nights Booked	728,720	(90,460)	905.6%		1,201,268	(783,304)	253.4%
Group Attrition (as % of contracted block)	23.2%	50.7%	-27.5	pt	26.9%	40.3%	-13.4	pt
Cancellations ITYFTY (4)	28,071	20,934	34.1%		571,663	1,540,366	-62.9%

(1)	Gaylord National closed on March 25, 2020 and remained closed until July 1, 2021.
(2)	For the twelve months ended December 31, 2020, includes approximately $32.8 million for credit losses on held-to-maturity securities.
(3)	Calculation of hospitality performance metrics includes closed hotel room nights available; includes the addition of 302 additional guest rooms due to Gaylord Palms expansion beginning June 1, 2021. ADR is for occupied rooms.
(4)	"ITYFTY" represents In The Year For The Year.
(5)	For the three and twelve months ended December 31, 2021, includes approximately $1.9 million and $4.6 million in credits, respectively, which are net of $0.3 million and $4.1 million of payroll tax credits afforded under the 2020 Coronavirus Aid, Relief, and Economic Security Act (the "CARES" Act). For the three and twelve months ended December 31, 2020, includes approximately $0.4 million in net credits and $34.5 million in COVID-19 related expenses, respectively, which are each net of $7.9 million in payroll tax credits afforded under the CARES act.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Total RevPAR, and Occupancy” below. Property-level results and operating metrics for fourth quarter 2021 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Hospitality Segment Highlights

•	Hotel occupancy reached 53.0% in the Q4 2021; an increase of 33.4 percentage points compared to Q4 2020. Of the room nights that traveled during Q4 2021, 46.4% were groups while the remaining 53.6% were leisure customers.

•	Driven by strong transient ADR, Gaylord Hotels came within 1.0% of its all-time monthly room revenue record in December, despite an occupancy rate of 60.3% compared to the historic record month (March 2019) with an occupancy rate of 79.0%.

•	Gaylord Texan led the brand in occupancy, generating 62.6% occupancy in Q4 2021.

•	Gaylord Opryland was a close second at 61.4% occupancy for the quarter and achieved record monthly revenue and Adjusted EBITDAre for the hotel in December 2021.

•	In Q4 2021, Gaylord Hotels set quarterly records for transient ADR ($277) and transient room nights (272,000).

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$96,323	$38,372	151.0%		$238,567	$133,333	78.9%
Operating income (loss)	$23,764	$(3,899)	709.5%		$34,729	$(28,301)	222.7%
Operating income (loss) margin	24.7%	-10.2%	34.9	pt	14.6%	-21.2%	35.8	pt
Adjusted EBITDAre	$32,237	$4,876	561.1%		$68,531	$5,560	1132.6%
Adjusted EBITDAre margin	33.5%	12.7%	20.8	pt	28.7%	4.2%	24.5	pt

Occupancy (1)	61.4%	24.9%	36.5	pt	44.2%	25.0%	19.2	pt
Average daily rate (ADR)	$254.37	$224.87	13.1%		$234.15	$201.82	16.0%
RevPAR (1)	$156.17	$56.02	178.8%		$103.47	$50.40	105.3%
Total RevPAR (1)	$362.53	$144.42	151.0%		$226.32	$126.14	79.4%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$56,835	$23,971	137.1%		$139,130	$77,819	78.8%
Operating income (loss)	$8,053	$(3,123)	357.9%		$3,539	$(22,245)	115.9%
Operating income (loss) margin	14.2%	-13.0%	27.2	pt	2.5%	-28.6%	31.1	pt
Adjusted EBITDAre	$14,989	$2,218	575.8%		$29,789	$(801)	3819.0%
Adjusted EBITDAre margin	26.4%	9.3%	17.1	pt	21.4%	-1.0%	22.4	pt

Occupancy (1)	54.0%	27.1%	26.9	pt	44.6%	26.2%	18.4	pt
Average daily rate (ADR)	$266.16	$216.34	23.0%		$220.90	$209.22	5.6%
RevPAR (1)	$143.60	$58.58	145.1%		$98.46	$54.91	79.3%
Total RevPAR (1)	$359.57	$184.01	95.4%		$238.19	$150.15	58.6%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available; includes 302 expansion rooms completed during June 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$71,563	$30,117	137.6%		$180,031	$111,236	61.8%
Operating income (loss)	$17,811	$(1,122)	1687.4%		$28,948	$(5,821)	597.3%
Operating income (loss) margin	24.9%	-3.7%	28.6	pt	16.1%	-5.2%	21.3	pt
Adjusted EBITDAre	$23,954	$5,243	356.9%		$53,660	$19,728	172.0%
Adjusted EBITDAre margin	33.5%	17.4%	16.1	pt	29.8%	17.7%	12.1	pt

Occupancy (1)	62.6%	28.8%	33.8	pt	49.1%	29.3%	19.8	pt
Average daily rate (ADR)	$250.13	$219.82	13.8%		$221.00	$204.38	8.1%
RevPAR (1)	$156.51	$63.40	146.9%		$108.52	$59.97	81.0%
Total RevPAR (1)	$428.81	$180.46	137.6%		$271.91	$167.54	62.3%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue (1)	$39,843	$1,970	1922.5%		$79,419	$52,026	52.7%
Operating loss	$(9,340)	$(15,110)	38.2%		$(47,448)	$(94,908)	50.0%
Operating loss margin	-23.4%	-767.0%	743.6	pt	-59.7%	-182.4%	122.7	pt
Adjusted EBITDAre	$265	$(6,711)	103.9%		$(11,484)	$(25,445)	54.9%
Adjusted EBITDAre margin	0.7%	-340.7%	341.4	pt	-14.5%	-48.9%	34.4	pt

Occupancy (2)	31.6%	0.0%	31.6	pt	19.1%	12.9%	6.2	pt
Average daily rate (ADR)	$258.49	$0.00	NA		$230.12	$207.12	11.1%
RevPAR (2)	$81.76	$0.00	NA		$43.93	$26.74	64.3%
Total RevPAR (2)	$216.98	$10.73	1922.2%		$109.01	$71.22	53.1%

(1) Revenue for the three months ended December 31, 2020 consisted primarily of attrition and cancellation fees.
(2) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$54,425	$16,380	232.3%		$135,942	$84,715	60.5%
Operating loss (1)	$(12,334)	$(25,615)	51.8%		$(56,034)	$(79,469)	29.5%
Operating loss margin	-22.7%	-156.4%	133.7	pt	-41.2%	-93.8%	52.6	pt
Adjusted EBITDAre (1)	$10,375	$(2,979)	448.3%		$34,728	$11,064	213.9%
Adjusted EBITDAre margin	19.1%	-18.2%	37.3	pt	25.5%	13.1%	12.4	pt

Occupancy (2)	54.0%	17.1%	36.9	pt	39.9%	23.6%	16.3	pt
Average daily rate (ADR)	$224.13	$175.12	28.0%		$215.17	$192.89	11.6%
RevPAR (2)	$121.06	$29.95	304.2%		$85.90	$45.58	88.5%
Total RevPAR (2)	$394.12	$118.62	232.3%		$248.13	$154.21	60.9%

(1)	Operating loss and Adjusted EBITDAre for Gaylord Rockies for the twelve months ended December 31, 2021 exclude forgiven asset management fees previously owed to RHP of $0.3 million. Operating loss and Adjusted EBITDAre for Gaylord Rockies for the three months and twelve months ended December 31, 2020 exclude asset management fees owed to RHP of $0.2 million and $0.8 million, respectively.
(2)	Calculation of hospitality performance metrics includes closed hotel room nights available.

Entertainment Segment

For the three and twelve months ended December 31, 2021, and 2020, the Company reported the following:

($ in thousands)	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$54,191	$14,424	275.7%		$152,790	$58,430	161.5%
Operating income (loss)(1)	$10,305	$(7,624)	235.2%		$20,376	$(35,608)	157.2%
Operating income (loss) margin	19.0%	-52.9%	71.9	pt	13.3%	-60.9%	74.2	pt
Adjusted EBITDAre(1)	$11,946	$(4,292)	378.3%		$28,854	$(24,377)	218.4%
Adjusted EBITDAre margin	22.0%	-29.8%	51.8	pt	18.9%	-41.7%	60.6	pt

(1)	Includes approximately $0.5 million and $6.9 million in COVID-19 related costs, which are primarily employment costs, in the three months and twelve months ended December 31, 2020, respectively, partially offset by $0.5 million and $2.3 million in payroll tax credits provided by the CARES Act in the three months and twelve months ended December 31, 2020, respectively.

Reed continued, “Demand for our unique live entertainment offerings was robust throughout 2021, and we were pleased to end the year ahead of our internal expectations. Despite pandemic uncertainty, we doubled down on our strategy to communicate and connect with country lifestyle consumers, both digitally through our content and physically through unique assets in tourist-driven markets. Our previously announced Block 21 acquisition is on track to close by the end of Q1 2022, subject to the timely satisfaction or waiver of various closing conditions, including the consent of the loan servicer to the assumption of the existing mortgage loan, the consent of the hotel operator, an affiliate of Marriott, to the assumption of the hotel operating agreement by an affiliate of the Company, the absence of a material adverse effect, and other customary closing conditions. Our planned Ole Red Las Vegas expansion remains on pace for an expected late 2023 opening.”

Corporate and Other Segment

For the three and twelve months ended December 31, 2021, and 2020, the Company reported the following:

($ in thousands)	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	% ∆	2021	2020	% ∆
Operating loss(1)	$(12,004)	$(6,667)	-80.1%	$(40,624)	$(31,433)	-29.2%
Adjusted EBITDAre(1)	$(8,648)	$(4,132)	-109.3%	$(27,163)	$(22,603)	-20.2%

(1)	Total COVID-19 related costs were approximately $0.6 million during the twelve months ended December 31, 2020, and consisted primarily of wages and benefits costs for furloughed employees.

The increase in Corporate and Other Segment Operating Loss and decrease in Adjusted EBITDAre for the 2021 periods resulted from an increase in administrative and employment costs associated with the hiring of additional employees and increased wages to support the Company’s growth.

Reed concluded, “As we approach the two-year anniversary of the near-total shutdown of our businesses due to the COVID-19 pandemic, I am pleased to see that our team remains focused on the future. We have continued to invest in our people and portfolio, and we will emerge a stronger and more resilient company than ever before. I want to thank our management team, our employees, our artists, and our partners at Marriott for the tremendous effort in 2021. We enter 2022 in a position of strength, and this one-of-a-kind business is well-positioned for the future.

I am excited to welcome Michael Roth back to our Board after a one-year absence. He is a trusted advisor and brings both experience and institutional knowledge of our Company at an important time as we chart the next phase of our growth. I am equally excited to have Mark Fioravanti join our Board. Mark has played a central role in creating the strategic direction of this company for nearly 20 years. Under his prudent financial leadership, we have created a thriving business with a healthy balance sheet that has allowed us to invest in our future and create tremendous shareholder value. Mark has been a key advisor to me and our Board for many years. I have great confidence that his direct influence will serve us well as we continue our next phases of growth in the years ahead.”

Balance Sheet/Liquidity Update

As of December 31, 2021, the Company had total debt outstanding of $2,936.8 million, net of unamortized deferred financing costs, and unrestricted cash of $140.7 million. As of December 31, 2021, $190.0 million was drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.2 million in letters of credit, which left $509.8 million of availability for borrowing under the credit facility.

On May 27, 2021, the Company entered into an at-the-market (ATM) equity distribution agreement that allows the Company to issue and sell up to 4 million shares of stock through sales agents. No shares were issued under the ATM agreement during the three and twelve months ended December 31, 2021.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow, February 25, 2022, at 10 a.m. EST. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings, Gaylord Opryland Resort & Convention Center, Gaylord Palms Resort & Convention Center, Gaylord Texan Resort & Convention Center, Gaylord National Resort & Convention Center, and Gaylord Rockies Resort & Convention Center are five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,412 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands operated by the Company, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red and a 50% interest in Circle, a country lifestyle media network the Company owns in a joint venture with Gray Television; as well as other Nashville-area attractions managed by Marriott. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the impact of COVID-19 on travel, transient and group demand, the effects of COVID-19 on our results of operations, rebooking efforts, our liquidity, recovery of group business to pre-pandemic levels, anticipated business levels and anticipated financial results for the Company during future periods, the pending acquisition of Block 21, the Company’s expectations for Block 21 upon the closing of the transaction, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, the suspension of our dividend and our dividend policy, including the frequency and amount of any dividend we may pay, the Company’s ability to borrow funds pursuant to its credit agreement, the occurrence of any event, change or other circumstance that could delay the closing of the Block 21 acquisition, or result in the termination of the agreement for the Block 21 acquisition, adverse effects on the Company’s common stock because of the failure to complete the Block 21 acquisition, and the Company’s ability to otherwise obtain cash to fund the Block 21 acquisition. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on
Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Total RevPAR, and Occupancy

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three and twelve months ended December 31, 2021, and 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties, including Gaylord National, which reopened July 1, 2021, and reopening under capacity restrictions has resulted in the significant decrease in performance reflected in these metrics for the three and twelve months ended December 31, 2021, and 2020 as compared to historical periods. Occupancy figures reflect an additional 302 rooms available at Gaylord Palms beginning in June 2021.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	any transaction costs of acquisitions;
•	interest income on bonds;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint venture; and
•	any other adjustments we have identified herein.

We then exclude noncontrolling interests in consolidated joint venture to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and segment or property-level EBITDAre and Adjusted EBITDAre to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP metrics, when combined with the primary GAAP presentation of net income or operating income, as applicable, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint venture attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint venture.

To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	(gains) losses on extinguishment of debt
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from unconsolidated joint venture;
•	(gains) losses on other assets;
•	transaction costs on acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.

To calculate Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company in prior periods.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income (Loss), operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

 RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited

 (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 31		Dec. 31
	2021	2020	2021	2020
Revenues :
Rooms	$125,483	$38,301	$328,874	$171,718
Food and beverage	109,892	24,061	279,489	187,538
Other hotel revenue	87,865	49,729	178,220	106,789
Entertainment	54,191	14,424	152,790	58,430
Total revenues	377,431	126,515	939,373	524,475

Operating expenses:
Rooms	32,926	11,883	88,244	58,943
Food and beverage	72,573	31,206	190,855	146,141
Other hotel expenses	131,666	68,210	327,791	260,690
Management fees	6,222	1,621	14,031	7,066
Total hotel operating expenses	243,387	112,920	620,921	472,840
Entertainment	39,956	18,155	117,753	78,301
Corporate	11,675	6,102	38,597	28,795
Preopening costs	3	68	737	1,665
(Gain) loss on sale of assets	-	100	(317)	(1,161)
Credit loss on held-to-maturity securities	-	-	-	32,784
Depreciation and amortization	56,276	53,850	220,357	215,082
Total operating expenses	351,297	191,195	998,048	828,306

Operating income (loss)	26,134	(64,680)	(58,675)	(303,831)

Interest expense, net of amounts capitalized	(32,291)	(28,256)	(125,347)	(115,783)
Interest income	1,431	1,539	5,685	7,304
Loss on extinguishment of debt	-	-	(2,949)	-
Loss from consolidated joint ventures	(3,132)	(969)	(8,963)	(6,451)
Other gains and (losses), net	151	(145)	405	(14,976)
Loss before income taxes	(7,707)	(92,511)	(189,844)	(433,737)

(Provision) benefit for income taxes	1,683	(38)	(4,957)	(27,084)
Net loss	(6,024)	(92,549)	(194,801)	(460,821)

Net loss attributable to noncontrolling interest in consolidated joint venture	-	12,194	16,501	42,474
Net loss attributable to noncontrolling interest in Operating Partnership	44	631	1,334	956
Net loss available to common shareholders	$(5,980)	$(79,724)	$(176,966)	$(417,391)

Basic loss per share available to common shareholders	$(0.11)	$(1.45)	$(3.21)	$(7.59)
Diluted loss per share available to common shareholders	$(0.11)	$(1.45)	$(3.21)	$(7.59)

Weighted average common shares for the period:
Basic	55,068	54,981	55,047	54,962
Diluted	55,068	54,981	55,047	54,962

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Dec. 31	Dec. 31,
	2021	2020
ASSETS:
Property and equipment, net of accumulated depreciation	$3,031,844	$3,117,247
Cash and cash equivalents - unrestricted	140,688	56,697
Cash and cash equivalents - restricted	22,312	23,057
Notes receivable	71,228	71,923
Trade receivables, net	74,745	20,106
Prepaid expenses and other assets	112,904	100,494
Intangible assets	126,804	166,971
Total assets	$3,580,525	$3,556,495

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,936,819	$2,658,008
Accounts payable and accrued liabilities	304,719	203,121
Dividends payable	386	843
Deferred management rights proceeds	170,614	172,724
Operating lease liabilities	113,770	107,569
Deferred income tax liabilities, net	4,671	665
Other liabilities	71,939	92,779
Noncontrolling interest in consolidated joint venture	-	100,969
Total equity (deficit)	(22,393)	219,817
Total liabilities and equity	$3,580,525	$3,556,495

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
ADJUSTED EBITDAre RECONCILIATION
Unaudited
(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$377,431		$126,515		$939,373		$524,475
Net loss	$(6,024)	-1.6%	$(92,549)	-73.2%	$(194,801)	-20.7%	$(460,821)	-87.9%
Interest expense, net	30,860		26,717		119,662		108,479
Provision (benefit) for income taxes	(1,683)		38		4,957		27,084
Depreciation & amortization	56,276		53,850		220,357		215,082
(Gain) loss on sale of assets	-		101		(315)		(1,154)
Pro rata EBITDAre from unconsolidated joint ventures	20		32		73		48
EBITDAre	79,449	21.0%	(11,811)	-9.3%	149,933	16.0%	(111,282)	-21.2%
Preopening costs	3		68		737		1,665
Non-cash lease expense	1,121		1,116		4,375		4,474
Equity-based compensation expense	3,160		2,109		12,104		8,732
Pension settlement charge	370		397		1,379		1,740
Credit loss on held-to-maturity securities	-		-		-		32,784
Interest income on Gaylord National bonds	1,388		1,488		5,502		6,171
Loss on extinguishment of debt	-		-		2,949		-
Transaction costs of acquisitions	150		-		360		15,437
Adjusted EBITDAre	$85,641	22.7%	$(6,633)	-5.2%	$177,339	18.9%	$(40,279)	-7.7%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	-		1,099		1,017		$(3,989)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$85,641	22.7%	$(5,534)	-4.4%	$178,356	19.0%	$(44,268)	-8.4%

Hospitality segment
Revenue	$323,240		$112,091		$786,583		$466,045
Operating income (loss)	$27,833	8.6%	$(50,389)	-45.0%	$(38,427)	-4.9%	$(236,790)	-50.8%
Depreciation & amortization	52,020		49,406		203,675		198,073
(Gain) loss on sale of assets	-		85		(317)		(1,176)
Preopening costs	-		69		731		314
Non-cash lease expense	1,102		1,132		4,409		4,479
Credit loss on held-to-maturity securities	-		-		-		32,784
Interest income on Gaylord National bonds	1,388		1,488		5,502		6,171
Transaction costs of acquisitions	-		-		75		-
Other gains and (losses), net	-		-		-		2,846
Adjusted EBITDAre	$82,343	25.5%	$1,791	1.6%	$175,648	22.3%	$6,701	1.4%

Entertainment segment
Revenue	$54,191		$14,424		$152,790		$58,430
Operating income (loss)	$10,305	19.0%	$(7,624)	-52.9%	$20,376	13.3%	$(35,608)	-60.9%
Depreciation & amortization	3,927		3,879		14,655		14,371
Loss on disposal of assets	-		15		-		15
Preopening costs	3		(1)		6		1,351
Non-cash lease (revenue) expense	19		(16)		(34)		(5)
Equity-based compensation	654		392		2,456		1,465
Transaction costs of acquisitions (1)	150		-		285		437
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(3,112)		(937)		(8,890)		(6,403)
Adjusted EBITDAre	$11,946	22.0%	$(4,292)	-29.8%	$28,854	18.9%	$(24,377)	-41.7%

Corporate and Other segment
Operating loss	$(12,004)		$(6,667)		$(40,624)		$(31,433)
Depreciation & amortization	329		565		2,027		2,638
Other gains and (losses), net	151		(144)		407		(2,815)
Equity-based compensation	2,506		1,717		9,648		7,267
Pension settlement charge	370		397		1,379		1,740
Adjusted EBITDAre	$(8,648)		$(4,132)		$(27,163)		$(22,603)

(1) Twelve months ended December 31, 2020 excludes $15.0 million of forfeited deposit on terminated Block 21 acquisition recorded in Other Gains (Losses), Net

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2021	2020	2021	2020
Consolidated
Net loss	$(6,024)	$(92,549)	$(194,801)	$(460,821)
Noncontrolling interest in consolidated joint venture	-	12,194	16,501	42,474
Net loss available to common shareholders and unit holders	(6,024)	(80,355)	(178,300)	(418,347)
Depreciation & amortization	56,242	53,813	220,211	214,933
Adjustments for noncontrolling interest	-	(7,911)	(11,069)	(33,213)
Pro rata adjustments from joint ventures	20	32	73	50
FFO available to common shareholders and unit holders	50,238	(34,421)	30,915	(236,577)

Right-of-use asset amortization	34	37	146	149
Non-cash lease expense	1,121	1,116	4,375	4,474
Pension settlement charge	370	397	1,379	1,740
Credit loss on held-to-maturity securities	-	-	-	32,784
(Gain) loss on other assets	-	100	(317)	(1,161)
Write-off of deferred financing costs	-	35	-	281
Amortization of deferred financing costs	2,211	2,059	8,790	7,948
Amortization of debt premiums	(70)	(67)	(279)	(267)
Loss on extinguishment of debt	-	-	2,949	-
Adjustments for noncontrolling interest	-	(217)	(294)	(932)
Transaction costs of acquisitions	150	-	360	15,437
Deferred tax (benefit) expense	(1,985)	(81)	4,006	26,526
Adjusted FFO available to common shareholders and unit holders	$52,069	$(31,042)	$52,030	$(149,598)
Capital expenditures (1)	(7,817)	(597)	(38,451)	(17,341)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$44,252	$(31,639)	$13,579	$(166,939)

Basic net loss per share	$(0.11)	$(1.45)	$(3.21)	$(7.59)
Diluted net loss per share	$(0.11)	$(1.45)	$(3.21)	$(7.59)

FFO available to common shareholders and unit holders per basic share/unit	$0.91	$(0.62)	$0.56	$(4.29)
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$0.94	$(0.56)	$0.94	$(2.71)

FFO available to common shareholders and unit holders per diluted share/unit	$0.91	$(0.62)	$0.56	$(4.29)
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.94	$(0.56)	$0.94	$(2.71)

Weighted average common shares and OP units for the period:
Basic	55,467	55,416	55,454	55,108
Diluted	55,467	55,416	55,454	55,108

(1) Represents FF&E reserve contribution for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended, although we have made voluntary contributions to fund various maintenance capital expenditures, including the rooms renovation at Gaylord National.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$323,240		$112,091		$786,583		$466,045
Operating income (loss)	$27,833	8.6%	$(50,389)	-45.0%	$(38,427)	-4.9%	$(236,790)	-50.8%
Depreciation & amortization	52,020		49,406		203,675		198,073
(Gain) loss on sale of assets	-		85		(317)		(1,176)
Preopening costs	-		69		731		314
Non-cash lease expense	1,102		1,132		4,409		4,479
Credit loss on held-to-maturity securities	-		-		-		32,784
Interest income on Gaylord National bonds	1,388		1,488		5,502		6,171
Transaction costs of acquisitions	-		-		75		-
Other gains and (losses), net	-		-		-		2,846
Pro rata adjusted EBITDA from joint ventures	-		-		-		-
Adjusted EBITDAre	$82,343	25.5%	$1,791	1.6%	$175,648	22.3%	$6,701	1.4%

Occupancy	53.0%		19.6%		39.5%		23.2%
Average daily rate (ADR)	$246.96		$209.81		$221.33		$200.02
RevPAR	$131.00		$41.18		$87.53		$46.41
OtherPAR	$206.44		$79.33		$121.81		$79.54
Total RevPAR	$337.44		$120.51		$209.34		$125.95

Gaylord Opryland
Revenue	$96,323		$38,372		$238,567		$133,333
Operating income (loss)	$23,764	24.7%	$(3,899)	-10.2%	$34,729	14.6%	$(28,301)	-21.2%
Depreciation & amortization	8,473		8,720		34,117		35,126
(Gain) loss on sale of assets	-		59		(317)		(1,202)
Preopening costs	-		-		-		-
Non-cash lease (revenue) expense	-		(4)		2		(63)
Adjusted EBITDAre	$32,237	33.5%	$4,876	12.7%	$68,531	28.7%	$5,560	4.2%

Occupancy	61.4%		24.9%		44.2%		25.0%
Average daily rate (ADR)	$254.37		$224.87		$234.15		$201.82
RevPAR	$156.17		$56.02		$103.47		$50.40
OtherPAR	$206.36		$88.40		$122.85		$75.74
Total RevPAR	$362.53		$144.42		$226.32		$126.14

Gaylord Palms
Revenue	$56,835		$23,971		$139,130		$77,819
Operating income (loss)	$8,053	14.2%	$(3,123)	-13.0%	$3,539	2.5%	$(22,245)	-28.6%
Depreciation & amortization	5,834		4,134		21,112		16,586
Loss on disposal of assets	-		2		-		2
Preopening costs	-		69		731		314
Non-cash lease expense	1,102		1,136		4,407		4,542
Impairment charges	-		-		-		-
Adjusted EBITDAre	$14,989	26.4%	$2,218	9.3%	$29,789	21.4%	$(801)	-1.0%

Occupancy	54.0%		27.1%		44.6%		26.2%
Average daily rate (ADR)	$266.16		$216.34		$220.90		$209.22
RevPAR	$143.60		$58.58		$98.46		$54.91
OtherPAR	$215.97		$125.43		$139.73		$95.24
Total RevPAR	$359.57		$184.01		$238.19		$150.15

Gaylord Texan
Revenue	$71,563		$30,117		$180,031		$111,236
Operating income (loss)	$17,811	24.9%	$(1,122)	-3.7%	$28,948	16.1%	$(5,821)	-5.2%
Depreciation & amortization	6,143		6,362		24,712		25,546
Loss on disposal of assets	-		3		-		3
Preopening costs	-		-		-		-
Impairment charges	-		-		-		-
Adjusted EBITDAre	$23,954	33.5%	$5,243	17.4%	$53,660	29.8%	$19,728	17.7%

Occupancy	62.6%		28.8%		49.1%		29.3%
Average daily rate (ADR)	$250.13		$219.82		$221.00		$204.38
RevPAR	$156.51		$63.40		$108.52		$59.97
OtherPAR	$272.30		$117.06		$163.39		$107.57
Total RevPAR	$428.81		$180.46		$271.91		$167.54

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS
Unaudited
(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$39,843		$1,970		$79,419		$52,026
Operating loss	$(9,340)	-23.4%	$(15,110)	-767.0%	$(47,448)	-59.7%	$(94,908)	-182.4%
Depreciation & amortization	8,217		6,890		30,462		27,641
Loss on disposal of assets	-		21		-		21
Preopening costs	-		-		-		-
Credit loss on held-to-maturity securities	-		-		-		32,784
Interest income on Gaylord National bonds	1,388		1,488		5,502		6,171
Other gains and (losses), net	-		-		-		2,846
Adjusted EBITDAre	$265	0.7%	$(6,711)	-340.7%	$(11,484)	-14.5%	$(25,445)	-48.9%

Occupancy	31.6%		0.0%		19.1%		12.9%
Average daily rate (ADR)	$258.49		$-		$230.12		$207.12
RevPAR	$81.76		$-		$43.93		$26.74
OtherPAR	$135.22		$10.73		$65.08		$44.48
Total RevPAR	$216.98		$10.73		$109.01		$71.22

Gaylord Rockies
Revenue	$54,425		$16,380		$135,942		$84,715
Operating loss (1)	$(12,334)	-22.7%	$(25,615)	-156.4%	$(56,034)	-41.2%	$(79,469)	-93.8%
Depreciation & amortization	22,709		22,636		90,687		90,533
Loss on disposal of assets	-		-		-		-
Preopening costs	-		-		-		-
Impairment charges	-		-		-		-
Transaction costs on acquisitions	-		-		75		-
Adjusted EBITDAre (1)	$10,375	19.1%	$(2,979)	-18.2%	$34,728	25.5%	$11,064	13.1%

Occupancy	54.0%		17.1%		39.9%		23.6%
Average daily rate (ADR)	$224.13		$175.12		$215.17		$192.89
RevPAR	$121.06		$29.95		$85.90		$45.58
OtherPAR	$273.06		$88.67		$162.23		$108.63
Total RevPAR	$394.12		$118.62		$248.13		$154.21

The AC Hotel at National Harbor
Revenue	$1,728		$602		$5,838		$3,332
Operating loss	$(349)	-20.2%	$(737)	-122.4%	$(1,631)	-27.9%	$(2,736)	-82.1%
Depreciation & amortization	327		329		1,313		1,323
Gain on disposal of assets	-		-		-		-
Preopening costs	-		-		-
Adjusted EBITDAre	$(22)	-1.3%	$(408)	-67.8%	$(318)	-5.4%	$(1,413)	-42.4%

Occupancy	48.3%		22.5%		44.5%		25.2%
Average daily rate (ADR)	$177.93		$132.99		$167.77		$166.89
RevPAR	$85.92		$29.97		$74.73		$42.13
OtherPAR	$11.90		$4.12		$8.58		$5.29
Total RevPAR	$97.82		$34.09		$83.31		$47.42

The Inn at Opryland (2)
Revenue	$2,523		$679		$7,656		$3,584
Operating income (loss)	$228	9.0%	$(783)	-115.3%	$(530)	-6.9%	$(3,310)	-92.4%
Depreciation & amortization	317		335		1,272		1,318
Loss on disposal of assets	-		-		-		-
Preopening costs	-		-		-		-
Pro rata adjusted EBITDA from joint ventures	-		-		-		-
Transaction costs of acquisitions	-		-		-		-
Adjusted EBITDAre	$545	21.6%	$(448)	-66.0%	$742	9.7%	$(1,992)	-55.6%

Occupancy	50.6%		19.2%		41.2%		19.7%
Average daily rate (ADR)	$136.40		$100.96		$134.70		$120.93
RevPAR	$68.95		$19.40		$55.53		$23.81
OtherPAR	$21.52		$4.89		$13.69		$8.50
Total RevPAR	$90.47		$24.29		$69.22		$32.31

(1)	Operating loss and Adjusted EBITDAre for Gaylord Rockies for the twelve months ended December 31, 2021 exclude forgiven asset management fees previously owed to RHP of $0.3 million.Operating loss and Adjusted EBITDAre for Gaylord Rockies for the three months and twelve months ended December 31, 2020 exclude asset management fees owed to RHP of $0.2 million and $0.8 million, respectively.

(2)	Includes other hospitality revenue and expense